Troutman Pepper Hamilton Sanders LLP 401 9th Street, N.W., Ste. 1000 Washington, DC 20004 troutman.com March 4, 2021 Western Alliance Bancorporation One E. Washington Street Suite 1400 Phoenix, Arizona 85004 Ladies and Gentlemen: We are acting as counsel to Western Alliance Bancorporation, a Delaware corporation (the “Company”), in connection with (i) the registration statement on Form S-3ASR (File No. 333- 224888) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) on May 11, 2018 relating to the offer and sale from time to time of certain securities of the company including the Company’s common stock, $0.0001 par value per share (the “Common Stock”) and the accompanying prospectus dated May 11, 2018 (the “Prospectus”) and (ii) the offering and sale by the Company directly to certain investors (the “Investors”) of 2,300,000 shares of, Common Stock (the “Shares”), pursuant to the Registration Statement and as described in a related Prospectus Supplement, filed with the SEC on March 1, 2021 (together with the Prospectus, the “Final Prospectus”) pursuant to a Securities Purchase Agreement, dated February 28, 2021, between the Company and the investors set forth on the signature pages thereto (the “Agreement”). This opinion is being furnished to you at your request in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K, as promulgated by the SEC. For purposes of the opinions we express below, we have examined the originals or copies, certified or otherwise identified, of (i) the certificate of incorporation and bylaws of the Company, each as amended and/or restated to date, (ii) the Registration Statement and all exhibits thereto, (iii) the Agreement, (iv) certain corporate records of the Company, including resolutions of the Board of Directors of the Company and the pricing committee thereof, certificates of public officials and of representatives of the Company, and (v) certain statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed. In connection with rendering the opinions set forth below, we have assumed without verification (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified, photostatic or electronic copies and the authenticity of the originals thereof, (iii) the legal capacity of natural persons, (iv) the genuineness of signatures not witnessed by us, (v) the due authorization, execution and delivery of all documents by all parties, other than the Company, and the validity, binding effect and enforceability thereof, and (vi) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others and of public officials. We are members of the bar of the State of Delaware and are, in this opinion, opining only on the General Corporation Law of the State of Delaware (the “DGCL”). We are not opining as to the applicability

Western Alliance Bancorporation March 4, 2021 Page 2 thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to matters of municipal law or the laws of any local agencies within any states (including “blue sky” or other state securities laws). Based on the foregoing and in reliance thereon, and subject to the limitations, qualifications, assumptions, exceptions and other matters set forth herein, we are of the opinion that the Shares, when and to the extent issued and delivered in accordance with the Securities Purchase Agreement, will be validly issued, fully paid and non-assessable. Our opinion is as of the date hereof and we have no responsibility to update this opinion for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to our attention and we disavow any undertaking to advise you of any changes in law. We hereby consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K, filed with the SEC on the date hereof and its incorporation by reference into the Registration Statement, and to the use of our name under the caption “Legal Matters” in the Final Prospectus and the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules or regulations of the SEC promulgated thereunder. Very truly yours, Troutman Pepper Hamilton Sanders LLP